New Issue Marketing Materials
$ [ 940,500,000]

J.P. Morgan Alternative Loan Trust, 2006-A4
Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

Wells Fargo Bank, N.A.

Master Servicer

J.P. Morgan Acquisition Corp.

Sponsor and Seller

J.P. Morgan Securities Inc.

Underwriter

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.

The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2005 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

MBS Trading Desk (212) 834-2499

JPALT 2006-A4 Preliminary Term Sheeet:  Structural Summary

July 16, 2006

Bond Summary
$[940,500,000]
(Approximate, Subject to +/- 5% Variance)
J.P. Morgan Alternative Loan Trust
Mortgage Pass-Through Certificates, Series 2006-A4

Class	Approximate Size ($)	Initial Coupon(1)	Est.WAL (yrs.) To Call(2)	Pmt. Window (Mths.) To Call	Approx. Initial C/E (%) (3)	Approx. Targeted C/E (%)(3)(4)	Expected Ratings Moody’s/S&P(3)
A-1	195,000,000	[ ]	3.067	08/06 - 03/13	[11.64](5)	[12.00]	Aaa / AAA
A-2	30,000,000	[ ]	3.067	08/06 - 03/13	[11.64]	[12.00]	Aaa / AAA
A-3	220,000,000	1 M Libor + [ ]	1.875	08/06 - 08/11	[11.64]	[12.00]	Aaa / AAA
A-4	128,919,000	[ ]	1.000	08/06 - 05/08	[11.64]	[12.00]	Aaa / AAA
A-5	100,056,000	1 M Libor + [ ]	3.002	05/08 - 08/11	[11.64]	[12.00]	Aaa / AAA
A-6	25,011,000	[ ]	5.800	08/11 - 04/13	[11.64]	[12.00]	Aaa / AAA
A-7	78,992,000	[ ]	6.824	04/13 - 05/13	[11.64]	[12.00]	Aaa / AAA
A-8	61,442,000	[ ]	6.147	08/09 - 05/13	[11.64]	[12.00]	Aaa / AAA
A-9	53,580,000	[ ]	3.090	08/06 - 05/13	[6.00]	[12.00]	Aa1 / AAA
M-1	21,375,000	6.300	5.119	08/09 - 05/13	[3.75]	[7.50]	Aa2 / AA+
M-2	14,250,000	6.300	5.119	08/09 - 05/13	[2.25]	[4.50]	A2 / A+
B-1	7,125,000	6.300	5.108	08/09 - 05/13	[1.50]	[3.00]	Baa2 / BBB+
B-2	4,750,000	6.300	4.762	08/09 - 01/13	[1.00]	[2.00]	Baa3 / BBB
Non-Offered Certificates
CE	9,500,000.00	N/A	N/A	N/A	N/A	N/A	N/A

(1)

The coupon on all classes of certificates, except the Class A-3 and Class A-5 Certificates, will be fixed (subject to a cap equal to the weighted average of the net interest rates on the mortgage loans). The certificate margin on the Class A-3 and Class A-5 Certificates will double after the optional clean-up cal date if the cal is not exercised. Coupons will be set at pricing to achieve par prices on each of the Certificates, subject to a maximum coupon rate of [6.30]%. On or after the Distribution Date in August 2013, the coupon on the Class A-4, Class A-6, Class A-7, Class A-8, Class A-9, Mezzanine, and Subordinate Certificates will equal the Net WAC Rate minus 0.20%.

(2)

Weighted average life calculated at the pricing speed and to the date on which and the optional clean-up cal is first eligible to be exercised, each as set forth in Summary of Terms below.

(3)

Ratings and credit enhancement levels subject to change upon final confirmation from Moody’s and S&P. Credit enhancement levels include the overcollateralization amount. The Senior Certificates, other than the Class A-9 Certificates, benefit from additional credit support from the Class A-9 Certificates. The Class A-1 Certificate will also benefit from additional credit support from the Class A-2 Certificates

(4)

Targeted credit enhancement level on any Distribution Date after the Step-Down Date on which a Trigger Event is not in effect.

(5)

After the principal balance of the Class A-9 Certificates has been reduced to zero, any losses otherwise allocable to the Class A-1 Certificates will instead be allocated to the Class A-2 Certificates.

Please see “Summary of Terms” herein for definitions of al capitalized terms used herein but not otherwise defined.

Structure

Overview

Senior Certificates

·

Interest will accrue on the Class A-3 and Class A-5 Certificates at a rate of One-Month LIBOR plus a predetermined margin not to exceed 11.50%, subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (the “Net WAC Rate”), on an Actual/360 basis with 0 days delay.

·

Interest will accrue on the Class A-4 Certificates at a fixed rate, subject to a cap equal to the Net WAC Rate, on a 30/360 basis with 0 days delay.

·

Interest will accrue on the Class A-1, Class A-2, Class A-6, Class A-7, Class A-8, and Class A-9 Certificates at a fixed rate, subject to the Net WAC Rate on a 30/360 basis with 24 days delay.

·

The Class A-3 and Class A-5 Certificates will be entitled to basis risk shortfalls resulting from application of the Net WAC Rate cap from amounts received in respect of the Yield Maintenance Agreements.

·

The Senior Certificates will be entitled to all principal payments on each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, until these certificates have been paid in full.

·

For any Distribution Date on or after the Step-Down Date on which a Trigger Event is not in effect, the Senior Certificates will be entitled to receive principal based on their collective target credit enhancement level.

·

Realized losses allocable to the Senior Certificates, other than the Class A-9 Certificates (the “Super Senior Certificates”) will be allocated to the Class A-9 Certificates (the “Senior Support Certificates”) until the class principal amount of the Senior Support Certificates has been reduced to zero. After the principal balance of the Class A-9 Certificates has been reduced to zero, realized losses allocable to the Class A-1 Certificates will instead be allocated to the Class A-2 Certificates (the “Super Senior Support Certificates”) until the class balance of the Class A-2 Certificates has been reduced to zero.

Mezzanine and Subordinate Certificates

·

The Class M-1 and Class M-2 Certificates (the “Mezzanine Certificates”) will have a higher priority than the Class B-1 and Class B-2 Certificates (the “Subordinate Certificates”). Among the Mezzanine Certificates, the Class M-2 Certificates will be subordinate to the Class M-1 Certificates. Among the Subordinate Certificates, the Class B-2 Certificates will be subordinate to the Class B-1 Certificates.

·

Interest will accrue on the Mezzanine and Subordinate Certificates at a fixed rate, subject to a cap equal to the Net WAC Rate, on a 30/360 basis with 24 days delay.

·

On each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Mezzanine and Subordinate Certificates will receive principal only in the event that the Senior Certificates have been paid in full on or prior to such date.

·

For any Distribution Date on or after the Step-Down Date on which a Trigger Event is not in effect, the Mezzanine and Subordinate Certificates will receive principal sequentially to their target credit enhancement level on the basis of their class distribution amount as calculated for the related Distribution Date.

Subordination of Class M and B Certificates

Priority of Payment

The initial enhancement percentages take into account the initial overcollateralization (“O/C”) amount of approximately [1.00]% of the Cut-of Date balance of the mortgage loans.

On or after the Step-Down Date (provided a Trigger Event is not in effect) the O/C amount will step-down to [2.00]% of the then current balance of mortgage loans, subject to an O/C floor of [0.50]% of the Cut-of Date balance of the mortgage loans.

Senior Certificates(1)

[11.64]*% C/E Super Senior

[6.00]% C/E Senior Support

* After the principal balance of the Class A-9 Certificate has been reduced to zero, any losses otherwise allocable to the Class A-1 Certificates will instead be allocated to the Class A-2 Certificates

Class M-1 [3.75]% C/E
Class M-2 [2.25]% C/E
Class B-1 [1.50]% C/E
Class B-2 [1.00]% C/E

Overcollateralization

Initial O/C Amount: [1.00] % of the Cut-off Date balance of the mortgage loans.

Target O/C Amount: (a) On or after the Step-Down Date, provided a Trigger Event is not in effect, [2.00] % of the current mortgage loan balance, subject to a floor of [0.50] % of the mortgage loan balance as of the Cut-off Date.

Excess Spread

Any excess spread will cover interest shortfalls and cumulative losses before being distributed to the holders of the Class CE Certificates.

(1) Senior Certificates share preferential right to receive interest over the Mezzanine and Subordinate Certificates.

Loss Allocation

Any realized losses will the allocated in the following order, a) to the Class CE Certificates by a reduction of amounts otherwise payable to such Certificates, b) to reduce the O/C amount, c) to the Mezzanine and Subordinate Certificates in reverse order of seniority d) to the Class A-9 Certificates, e) to the Senior Certificates, pro-rata, except that all losses otherwise allocable to the Class A-1 Certificates will instead be allocated to the Class A-2 Certificates.

Trigger Event

A Trigger Event is in effect with respect to any Distribution Date on or after the Step-Down Date if either (i) the percentage obtained by dividing (x) the principal balance of the mortgage loans that are 60 days or more delinquent or REO or in bankruptcy or in foreclosure as of the last day of the prior calendar month by (y) the principal balance of the mortgage loans as of the last day of the prior calendar month, is greater than [ 40.00 ]% of the senior enhancement percentage for the related Distribution Date or if (ii) the cumulative realized losses on the mortgage loans exceeds the percentage set forth in the following table:

Range of Distribution Dates

Percentage

August 2009 – July 2010

[ 0.45 ]%*

August 2010 – July 2011

[ 0.80]%*

August 2011 – July 2012

[ 1.15 ]%*

August 2012 and thereafter

[ 1.30 ]%

* The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates. The percentage for each succeeding Distribution Date in the range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the first Distribution Date in the succeeding range.

Priority of Distributions

Distributions of Interest

On each Distribution Date, the Interest Remittance Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To the Senior Certificates, the related Interest Distribution Amount;

2.

To the Senior Certificates, the related unpaid Interest Shortfall, if any;

3.

To the Class M-1 Certificates, the Interest Distribution Amount allocable to such certificates;

4.

To the Class M-2 Certificates, the Interest Distribution Amount allocable to such certificates;

5.

To the Class B-1 Certificates, the Interest Distribution Amount allocable to such certificates;

6.

To the Class B-2 Certificates, the Interest Distribution Amount allocable to such certificates;

Any Interest Remittance Amounts remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow for such Distribution Date in accordance with the priorities set forth below. On any Distribution Date, any Net Interest Shortfalls for will first reduce Net Monthly Excess Cashflow and then will be allocated among the Senior Certificates, the Mezzanine Certificates and the Subordinate Certificates in reduction of the respective Interest Distribution Amounts on a pro rata basis based on the respective Interest Distribution Amounts for such Distribution Date without giving effect to Net Interest Shortfalls.

Distributions of Principal

1. On each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Principal Distribution Amount for such Distribution Date will be distributed sequentially in the order of priority described below:

a. To the Senior Certificates, concurrently as follows:

i. approximately [94.00]% sequentially as follows:

A. To the Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, and Class A-8 Certificates, an amount up to $1,000 on each Distribution Date, in the following order of priority:

I. to the Class A-8 Certificates, an amount equal to the product of (i) the NAS Lockout Percentage, (ii) the NAS Percentage and (iii) the remaining Principal Distribution Amount available pursuant to this clause 1.a.i.A.I for such Distribution Date, until the class principal amount of such class has been reduced to zero.

II. to the Class A-3, Class A-4, Class A-5, Class A-6, and Class A-7 Certificates sequentially as follows:

(a) concurrently,

(i)

approximately 49.0005011415% to the Class A-3 Certificates until its class principal amount has been reduced to zero

(ii)

approximately 50.9994988585% sequentially as follows:

1.

to the Class A-4 Certificates until its Class Principal Amount has been reduced to zero;

2.

to the Class A-5 Certificates until its Class Principal Amount had been reduced to zero;

(b) to the Class A-6 Certificates until its Class Principal Amount has been reduced to zero;

(c) to the Class A-7 Certificates until its Class Principal Amount has been reduced to zero;

III. to the Class A-8 Certificates until retired;

B. To the Class A-1 and Class A-2 Certificates sequentially, as follows:

I.

To the Class A-1 and Class A-2 Certificates, pro-rata, an amount up to $3,500,000, on each Distribution Date, until the Aggregate Class Principal Amount has been reduced to $183,000,000;

II.

On or after the distribution date in August 2007, to the Class A-1 and Class A-2 Certificates, pro-rata, an amount up to $3,250,000, on each Distribution Date, until the Aggregate Class Principal Amount has been reduced to $144,000,000;

III.

On or after the distribution date in August 2008, to the Class A-1 and Class A-2 Certificates, pro-rata, an amount up to $3,000,000, on each Distribution Date, until the Aggregate Class Principal Amount has been reduced $108,000,000;

IV.

On or after the distribution date in August 2009, to the Class A-1 and Class A-2 Certificates, pro-rata, an amount up to $2,750,000, on each Distribution Date, until the Aggregate Class Principal Amount has been reduced $75,000,000;

V.

On or after the distribution date in August 2010, to the Class A-1 and Class A-2 Certificates, pro-rata, an amount up to $2,500,000, on each Distribution Date, until the Aggregate Class Principal Amount has been reduced $45,000,000;

VI.

On or after the distribution date in August 2011, an amount up to $2,500,000 on each Distribution Date, pro-rata to the Class A-1 and Class A-2 Certificates while outstanding;

C.

To the Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, and Class A-8 Certificates, in the manner as described above in clauses (1)(a)(i)(A)(I) through (1)(a)(i)(A)(III);

D.

to the Class A-1 and Class A-2 Certificates, pro-rata, until retired;

ii. approximately [6.00]% to the Class A-9 Certificates until retired

b.

To the Class M-1 Certificates, until the Class Principal Amount thereof has been reduced to zero;

c.

To the Class M-2 Certificates, until the Class Principal Amount thereof has been reduced to zero;

d.

To the Class B-1 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

e.

To the Class B-2 Certificates, until the Class Principal Amount thereof has been reduced to zero.

2. On each Distribution Date, on or after the Step-Down Date and on which a Trigger Event is not in effect, the Principal Distribution Amount for such Distribution Date will be distributed sequentially in the order of priority described below:

a.

To the Senior Certificates, the Senior Principal Distribution Amount in the same manner as described in clauses 1(a)(i) and 1(a)(ii) above.

b.

To the Class M-1 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

c.

To the Class M-2 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

d.

To the Class B-1 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero; and

e.

To the Class B-2 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero.

Any Principal Distribution Amount remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth below.

Overcollateralization Provisions

On each Distribution Date, the Net Monthly Excess Cashflow, if any, will be applied on such Distribution Date as an accelerated payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the extent necessary to maintain the Overcollateralization Amount at the Overcollateralization Target Amount.

With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid as follows:

1.

To the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Principal Distribution Amount in accordance with the priorities described above;

2.

To the Senior Certificates, pro rata, in an amount equal to the Unpaid Realized Loss Amount allocable to each such class (after giving effect to amounts paid under Yield Maintenance Agreements for such Distribution Date);

3.

To the Class M-1 Certificates, the unpaid Interest Shortfall allocable to such class;

4.

To the Class M-1 Certificates, the Unpaid Realized Loss Amount allocable to such class;

5.

To the Class M-2 Certificates, the unpaid Interest Shortfall allocable to such class;

6.

To the Class M-2 Certificates, the Unpaid Realized Loss Amount allocable to such class;

7.

To the Class B-1 Certificates, the unpaid Interest Shortfall allocable to such class;

8.

To the Class B-1 Certificates, the Unpaid Realized Loss Amount allocable to such class;

9.

To the Class B-2 Certificates, the unpaid Interest Shortfall allocable to such class;

10.

To the Class B-2 Certificates, the Unpaid Realized Loss Amount allocable to such class;

11.

concurrently, to the holders of the Senior Certificates, pro rata, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

12.

To the Class M-1 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

13.

To the Class M-2 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

14.

To the Class B-1 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

15.

To the Class B-2 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

16.

To the Senior Certificates, pro-rata based on need, any Net WAC Shortfall Carryover Amounts or any Basis Risk Shortfall Carryover Amounts, as applicable, for such Certificates for such Distribution Date after giving effect to any amounts paid to the LIBOR Certificates, with respect to Basis Risk Shortfall, under any Yield Maintenance Agreement;

17.

To the Mezzanine and Subordinate Certificates, in the order of seniority, any Net WAC Shortfall Carryover Amounts for such Certificates for such Distribution Date;

18.

To the Securities Administrator, the Custodian or the Trustee in respect of any unreimbursed expenses and indemnifications owing thereto; and

19.

To the Class CE Certificates.

Yield Maintenance Agreement and Reserve Fund

The Issuing Entity will have the benefit of two Yield Maintenance Agreements, which will benefit the LIBOR Certificates. On each Distribution Date set forth on the related Yield Maintenance Schedule, the related Yield Maintenance Agreement will pay an amount equal to the product of a) the excess, if any, of LIBOR (subject to the Rate Cap Ceiling of 11.50% for the Class A-3 and Class A-5 Certificates over the related Cap Strike Rate, b) the related Scheduled Notional Amount and c) a fraction, the numerator of which is the actual number of days elapsed from and including the 25th of the month prior to the month of such Distribution Date to and including the 24th of the month of such Distribution Date, and the denominator of which is 360.

Any amounts allocated to the certificateholders from the related Yield Maintenance Agreement will be distributed to the Reserve Fund. On each Distribution Date, amounts on deposit in the Reserve Fund will be distributed sequentially as follows:

1. To the LIBOR Certificates, from amounts received in respect of each of the two Yield Maintenance Agreements related to the Class A-3 and Class A-5 Certificates, as follows,

a.

to the related Class of Class A-3 or Class A-5 Certificates, up to the Basis Risk Shortfall Carryover Amount for such related Class of Certificates;

b.

to the unrelated Class of Class A-3 or Class A-5 Certificates, up to the Basis Risk Shortfall Carryover Amount for such unrelated Class of Certificates;

2. As further specified in the Pooling and Servicing Agreement, certain remaining amounts paid under the Yield Maintenance Agreements may be used to cover Realized Losses on the Mortgage Loans and to pay Unpaid Realized Loss Amounts to the Certificates and/or may be distributed to the Class CE Certificates. There can be no assurance that there will be any amounts available to make such payments.

Deal Summary

Issuing Entity

J.P. Morgan Alternative Loan Trust, 2006-A4

Offered Certificates

Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, and Class A-9, Class M-1, Class M-2, Class B-1, and Class B-2 Certificates are the “Offered Certificates”. In addition to the Offered Certificates, the trust fund will issue a class of private classes of certificates, the Class CE Certificates.

Senior Certificates or Class A Certificates:

Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, and Class A-9

Mezzanine Certificates:

Class M-1 and Class M-2.

Subordinate Certificates:

Class B-1 and Class B-2.

LIBOR Certificates:

Class A-3 and Class A-5

NAS Certificates:

Class A-8

Lead Underwriter	J.P. Morgan Securities, Inc.
Seller	J.P. Morgan Mortgage Acquisition Corp.
Depositor:	J.P. Morgan Acceptance Corporation I
Trustee	U.S. Bank National Association.
Master Servicer:	Wells Fargo Bank, N.A. (the “Master Servicer”)
Servicers	JPMorgan Chase Bank, Countrywide Home Loans Servicing LP, and certain other servicers will act as a servicer of a portion of the mortgage loans.
Custodian	JPMorgan Chase Bank, N.A. July 1, 2006.
Cut-off Date	July 28, 2006.
Optional Clean-Up Call

The Clean-Up Call option may be exercised on the first Distribution Date on which the current balance of the mortgage loans reaches 10% of its Cut-off Date balance and on each Distribution Date thereafter.

Pricing Prepayment Speed (PPC)

100% “PPC” assumes, for each mortgage loan in a mortgage pool, a per annum rate of prepayment of 10.0 CPB% of the then outstanding principal balance such mortgage loan in the first month of the life of such mortgage loan, following which the annual prepayment rate increases by 15%/11 each month until the 12th month of the life of such mortgage loan, and remains constant at 25% CPB per annum in the 12th month of the life of such mortgage loan and in each month thereafter.

Summary of Terms

Aggregate Class Principal Amount	The sum of the class principal balance of the Class A-1 and Class A-2 Certificates after giving effect to distributions on the related Distribution Date.
Basic Principal Distribution Amount

With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

Basis Risk Shortfall Carryover Amounts

For any Distribution Date and each class of LIBOR Certificates, an amount equal to the sum of (i) the excess of (x) the amount of interest such class of LIBOR Certificates would have accrued on such Distribution Date had its certificate interest rate for such Distribution Date been equal to the lesser of (a) One-Month LIBOR plus the applicable certificate margin and (b) 11.500% per annum for the Class A-3 and Class A-5 Certificates, over (y) the amount of interest such class of LIBOR Certificates accrued for such Distribution Date at the Net WAC Rate (adjusted to an actual/360 basis) and (ii) the unpaid portion of any Basis Risk Shortfall Carryover Amount for such class of LIBOR Certificates from prior Distribution Dates together with interest accrued on such unpaid portion for the most recently ended accrual period at the lesser of (a) One-Month LIBOR plus the certificate margin for and such class of LIBOR Certificates for the related accrual period and (b) 11.500% per annum for the Class A-3 and Class A-5 Certificates

Cap Strike Rate	With respect to the LIBOR Certificates, the rate specified in the related Yield Maintenance Agreement for such distribution date.
Current Principal Balance	For any Distribution Date and Mortgage Loan, the stated principal balance of such Mortgage Loan as of the last day of the related Due Period.
Distribution Date	25th day of each month (or the next business day if the 25th is not a business day), commencing in August 2006.
Due Period

With respect to a Mortgage Loan and any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

Fixed Rate Certificates	The Senior Certificates, the Mezzanine Certificates, and the Subordinate Certificates, other than the LIBOR Certificates.
Fixed Rate	For any Class of Fixed Rate Certificates, the related Initial Coupon Rate as set forth on the table on page 2.
Interest Distribution Amount

With respect to each class of Offered Certificates entitled to interest and any Distribution Date, the amount of interest accrued during the related accrual period at the related certificate interest rate on the related class principal amount for such Distribution Date as reduced by such class’ share of Net Interest Shortfalls.

Interest Remittance Amount

With respect to any Distribution Date, that portion of the available distribution amount for such Distribution Date attributable to interest received or advanced with respect to the mortgage loans and compensating interest paid by the Servicer or Master Servicer with respect to the mortgage loans.

Interest Shortfall

With respect to any class of Offered Certificates entitled to interest and any Distribution Date, the amount by which (i) the Interest Distribution Amount for such class on all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such class on prior Distribution Dates.

Mezzanine Certificates	Class M-1 and Class M-2.
Mortgage Loans	The conventional, adjustable rate mortgage loans secured by first liens on the Mortgaged Properties included of the Issuing Entity as of the Closing Date.
NAS Lockout Percentage	Distribution Date	NAS Shift (1) (%)
	August 2006 – July 2009	0
	August 2009 – July 2011	45
	August 2011 – July 2012	80
	August 2012 – July 2013	100
	August 2013 and thereafter	300
(1) Percentage of pro rata principal distribution amount due to the NAS Certificates.

NAS Percentage

A fraction, the numerator of which is the class principal balance of the NAS Certificates and the denominator of which is equal to the aggregate class principal balance of the Senior Certificates (other than the Class A-1, Class A-2 and Class A-9 Certificates), in each case immediately prior to such Distribution Date.

Net Interest Shortfalls	With respect to any Distribution Date and , an amount equal to the sum of a) any Net Prepayment Interest Shortfalls for such Distribution Date, and b) Relief Act Reductions.
Net Monthly Excess Cashflow

For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the available distribution amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the Interest Distribution Amounts for the Certificates, (B) the Interest Shortfall for the Senior Certificates and (C) the Principal Remittance Amount.

Net Prepayment Interest Shortfall

With respect to any Distribution Date, the amount by which a prepayment interest shortfall for the related prepayment period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or each Servicer is obligated to remit pursuant to the applicable Purchase and Servicing Agreement, to cover such shortfall for such due period.

Net WAC Rate

For any Distribution Date, the weighted average of the net mortgage rates of the Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their stated principal balances as of that date.

Net WAC Shortfall Carryover Amount

With respect to any Class of Fixed Rate Certificates and any Distribution Date, an amount equal to the sum of (i) in the case of (a) the Class A-4, Class A-6, Class A-7, Class A-8, Class A-9, Mezzanine, and Subordinate Certificates, for any Distribution Date on or after August 2013, zero, or (b) any other case, the excess of (x) the amount of interest such class of Fixed Rate Certificates would have accrued on such Distribution Date had its certificate rate been equal to the Fixed Rate for such Class of Certificates, over (y) the amount of interest such class of certificates actually accrued for such Distribution Date at the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Shortfall Carryover Amounts from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Fixed Rate for such class of Fixed Rated Certificates for the related Accrual Period.

Overcollateralization Amount

For any Distribution Date, the amount, if any, by which (x) the aggregate Current Principal Balance of the Mortgage Loans exceeds (y) the sum of the aggregate class principal amount of the Certificates (other than the Class CE Certificates) as of such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date). Initially, the Overcollateralization Amount will be approximately [1.00] % of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Overcollateralization Deficiency Amount

With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount on such Distribution Date).

Overcollateralization Floor	With respect to any Distribution Date, an amount equal to the product of (i) 0.50% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.
Overcollateralization Increase Amount	For any Distribution Date is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.
Overcollateralization Release Amount

With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (1) the Overcollateralization Amount for such Distribution Date over (2) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization Target Amount

With respect to any Distribution Date (1) prior to the Step-Down Date, approximately [1.00]% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, or (2) on or after the Step-Down Date, (A) if a Trigger Event is not in effect, the greater of (x) [2.00]% of the aggregate Current Principal Balance of the Mortgage Loans and (y) the Overcollateralization Floor, and (B) if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Principal Distribution Amount	With respect to any Distribution Date, the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Overcollateralization Increase Amount for such Distribution Date.
Principal Remittance Amount

With respect to any Distribution Date, the portion of the available distribution amount equal to the sum of (i) all scheduled payments of principal collected or advanced on the Mortgage Loans by the Servicer or Master Servicer that were due during the related Due Period, (ii) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan during the related Prepayment Period; (iii) each other unscheduled collection, including insurance proceeds and net liquidation proceeds representing or allocable to recoveries of principal of the Mortgage Loans received during the related prepayment period, including any subsequent recoveries on the Mortgage Loans, and (iv) the principal portion of the purchase price of each Mortgage Loan purchased due to a defect in documentation or a material breach of a representation and warranty with respect to such mortgage loan, (v) in connection with any optional purchase of the Mortgage Loans, the principal portion of the purchase price, up to the principal portion of the par value and (vi) amounts paid under the Yield Maintenance Agreements to cover the Unpaid Realized Loss Amounts.

Realized Loss

With respect to a liquidated mortgage loan, the amount by which the remaining unpaid principal balance of such mortgage loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of liquidation proceeds applied to the principal balance of that mortgage loan. With respect to a mortgage loan subject to a deficient valuation, the excess of the principal balance of such mortgage loan over the principal amount as reduced in connection with the proceedings resulting in a deficient valuation. With respect to a mortgage loan subject to a debt service reduction, the present value of all monthly debt service reductions, discounted monthly at the applicable mortgage rate.

Relief Act Reductions

The amount of interest that would otherwise have been received with respect to any Mortgage Loan which was subject to a reduction in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or any similar state law.

Reserve Fund	The separate account for the benefit of the holders of the LIBOR Certificates for the deposit of any amounts received under the Yield Maintenance Agreements.
Scheduled Notional Amount	With respect to each applicable class of LIBOR Certificates and any Distribution Date, the notional amount specified in the related Yield Maintenance Agreement for such Distribution Date.
Senior Certificates	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9
Senior Enhancement Percentage

For any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Amount of the Mezzanine and Subordinate Certificates (after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) and (ii) the Overcollateralized Amount (after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

Senior Principal Distribution Amount

For any applicable Distribution Date, an amount equal to the excess of (x) the aggregate class principal amount of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 88.00% and (2) the aggregate Current Principal Balance of the Mortgage Loans and (B) the aggregate Current Principal Balance of the Mortgage Loans minus the Overcollateralization Floor.

Step-Down Date

The earlier to occur of (1) the Distribution Date on which the aggregate class principal amount of the Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring August 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to [12.00] % (as calculated prior to the distribution of Principal Distribution Amount on the Mezzanine and Subordinate Certificates).

Structuring Assumptions

The following assumptions, unless otherwise specified: (i) scheduled payments on all Mortgage Loans are received on the first day of each month beginning August 1, 2006, (ii) any principal prepayments on the Mortgage Loans are received on the last day of each month beginning in July 2006 and include 30 days of interest thereon, (iii) there are no defaults or delinquencies on the Mortgage Loans, (iv) optional termination of the Trust Fund does not occur, (v) prepayments are computed after giving effect to scheduled payments received on the following day, (vi) the Mortgage Loans prepay at the indicated constant percentages of PPC, (vii) the date of issuance for the Certificates is July [28], 2006, (viii) cash distributions are received by the Certificateholders on the 25th day of each month, (ix) there are no Net Interest Shortfalls on any Distribution Date, (x) 1 Month LIBOR is constant at [5.369]%, (xi) 6-Month LIBOR is constant at [5.580]%, (xii) 1 Year LIBOR is constant at [5.660]% and (xiii) 1 Year CMT is constant at [5.212]%.

Subordinate Certificates	Class B-1 and Class B-2.
Subordinate Class Principal Distribution Amount

With respect to any class of Subordinate Certificates or Mezzanine Certificates and Distribution Date, an amount equal to the excess of (x) the sum of (1) the class principal amount of such class of Certificates immediately prior to such Distribution Date and (2) the aggregate class principal amount of all classes of Certificates senior in right of payment to such class (after taking into account the payment of the Senior Principal Distribution Amount and related Subordinate Class Principal Distribution Amount, as applicable, on such Distribution Date) over (y) the lesser of (A) the product of (1) 100% minus the related Targeted C/E Percentage and (2) the aggregate Current Principal Balance of the Mortgage Loans and (B) the aggregate Current Principal Balance of the Mortgage Loans minus the Overcollateralization Floor.

Targeted C/E Percentage	For each Class of Certificates, the percentage as set forth in the table on page [2].
Unpaid Realized Loss Amount

For any class of Senior, Mezzanine or Subordinate Certificates, the portion of the aggregate allocated Realized Loss amount previously allocated to that class remaining unpaid from prior Distribution Dates.

Yield Maintenance Agreements

Any of the two interest rate yield maintenance agreements between the Issuing Entity and the Counterparty documented pursuant to an ISDA Master Agreement (Multicurrency-Cross Border), together with a schedule and a confirmation.

Sensitivity Analysis

Weighted Average Lives and Principal Payment Windows at Various Prepayment Speeds (to
Call)(1)

	25% PPC		50% PPC		100% PPC
Class	Est. WAL (years)	Pmt. Window	Est. WAL (years)	Est. WAL (years)	Est. WAL (years)	Pmt. Window
A-1	3.091	08/06 - 03/13	3.067	08/06 - 03/13	3.067	08/06 - 03/13
A-2	3.091	08/06 - 03/13	3.067	08/06 - 03/13	3.067	08/06 - 03/13
A-3	6.707	08/06 - 06/16	4.395	08/06 - 12/13	1.875	08/06 - 08/11
A-4	5.807	08/06 - 05/13	2.546	08/06 - 02/12	1.000	08/06 - 05/08
A-5	7.866	05/13 - 06/16	6.777	02/12 - 12/13	3.002	05/08 - 08/11
A-6	9.908	06/16 - 06/16	8.678	12/13 - 05/16	5.800	08/11 - 04/13
A-7	9.908	06/16 - 06/16	9.905	05/16 - 06/16	6.824	04/13 - 05/13
A-8	7.596	08/09 - 06/16	7.102	08/09 - 06/16	6.147	08/09 - 05/13
A-9	6.199	08/06 - 06/16	4.883	08/06 - 06/16	3.090	08/06 - 05/13
M-1	8.297	05/13 - 06/16	7.547	12/11 - 06/16	5.119	08/09 - 05/13
M-2	8.297	05/13 - 06/16	7.545	12/11 - 06/16	5.119	08/09 - 05/13
B-1	8.297	05/13 - 06/16	7.166	12/11 - 04/16	5.108	08/09 - 05/13
B-2	8.098	05/13 - 06/16	6.739	12/11 - 06/13	4.762	08/09 - 01/13
	125% PPC		150% PPC		200% PPC
Class	Est. WAL (years)	Pmt. Window	Est. WAL (years)	Est. WAL (years)	Est. WAL (years)	Pmt. Window
A-1	3.079	08/06 - 12/12	2.963	08/06 - 09/11	2.430	08/06 - 03/10
A-2	3.079	08/06 - 12/12	2.963	08/06 - 09/11	2.430	08/06 - 03/10
A-3	1.360	08/06 - 06/09	1.097	08/06 - 10/08	0.799	08/06 - 02/08
A-4	0.791	08/06 - 12/07	0.661	08/06 - 09/07	0.502	08/06 - 06/07
A-5	2.094	12/07 - 06/09	1.658	09/07 - 10/08	1.181	06/07 - 02/08
A-6	3.235	06/09 - 02/10	2.355	10/08 - 01/09	1.602	02/08 - 03/08
A-7	5.199	02/10 - 12/12	3.012	01/09 - 01/11	1.870	03/08 - 09/08
A-8	5.746	09/09 - 12/12	4.774	10/09 - 09/11	2.370	09/08 - 03/09
A-9	2.559	08/06 - 12/12	2.084	08/06 - 09/11	1.476	08/06 - 03/10
M-1	4.435	09/09 - 12/12	3.863	09/09 - 09/11	3.492	11/09 - 03/10
M-2	4.408	08/09 - 12/12	3.828	08/09 - 09/11	3.353	09/09 - 03/10
B-1	4.224	08/09 - 09/12	3.649	08/09 - 07/11	3.184	09/09 - 01/10
B-2	3.865	08/09 - 08/11	3.362	08/09 - 08/10	3.099	08/09 - 09/09

Class A-3 Available Funds Cap(1)(2)(3)

Distribution Date	25% PPC	50% PPC	75% PPC	100% PPC
25-Aug-06	5.479	5.479	5.479	5.479
25-Sep-06	11.500	11.500	11.500	11.500
25-Oct-06	11.500	11.500	11.500	11.500
25-Nov-06	11.500	11.500	11.500	11.500
25-Dec-06	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500
25-Feb-08	11.451	11.500	11.500	11.500
25-Mar-08	11.554	11.500	11.500	11.500
25-Apr-08	11.255	11.500	11.500	11.500
25-May-08	11.284	11.500	11.500	11.500
25-Jun-08	11.066	11.500	11.500	11.500
25-Jul-08	11.104	11.500	11.500	11.500
25-Aug-08	10.883	11.500	11.500	11.500
25-Sep-08	10.779	11.500	11.500	11.500
25-Oct-08	10.832	11.500	11.500	11.500
25-Nov-08	10.605	11.500	11.500	11.500
25-Dec-08	10.667	11.500	11.500	11.500
25-Jan-09	10.438	11.500	11.500	11.500
25-Feb-09	10.356	11.487	11.500	11.500
25-Mar-09	10.774	11.515	11.500	11.500
25-Apr-09	10.197	11.365	11.500	11.500
25-May-09	10.258	11.385	11.500	11.500
25-Jun-09	10.012	11.116	11.500	11.500
25-Jul-09	10.090	11.121	11.500	11.500
25-Aug-09	9.837	10.874	11.500	11.500
25-Sep-09	9.750	10.772	11.500	11.500
25-Oct-09	9.840	10.810	11.500	11.500
25-Nov-09	9.590	10.586	11.500	11.500
25-Dec-09	9.687	10.633	11.500	11.500
25-Jan-10	9.437	10.415	11.500	11.500
25-Feb-10	9.363	10.333	11.500	11.500
25-Mar-10	9.870	10.704	11.500	11.500
25-Apr-10	9.237	10.201	11.500	11.500
25-May-10	9.361	10.283	11.500	11.500
25-Jun-10	9.125	10.088	11.500	11.500
25-Jul-10	9.254	10.176	11.500	11.500
25-Aug-10	9.019	9.983	11.500	11.500
25-Sep-10	8.967	9.931	11.500	11.500
25-Oct-10	9.103	10.024	11.500	11.500
25-Nov-10	8.869	9.830	11.500	11.500
25-Dec-10	9.009	9.927	11.500	11.500
25-Jan-11	8.775	9.734	11.500	11.500
25-Feb-11	8.730	9.686	11.500	11.500
25-Mar-11	9.301	10.119	11.500	11.500
25-Apr-11	8.644	9.596	11.500	11.500
25-May-11	8.796	9.703	11.500	11.500
25-Jun-11	8.563	9.508	11.500	11.500
25-Jul-11	8.718	9.618	11.500	11.500
25-Aug-11	8.485	9.424	11.500	11.500
25-Sep-11	8.449	9.384	11.500
25-Oct-11	8.612	9.500	11.500
25-Nov-11	8.380	9.306	11.500
25-Dec-11	8.546	9.755	11.500
25-Jan-12	8.314	9.944	11.500
25-Feb-12	8.283	9.890	11.500
25-Mar-12	8.667	10.217	11.500
25-Apr-12	8.222	9.793	11.500
25-May-12	8.395	9.931	11.500
25-Jun-12	8.165	9.702	11.500
25-Jul-12	8.340	9.844	11.500
25-Aug-12	8.111	9.617	11.500
25-Sep-12	8.086	9.576	11.500
25-Oct-12	8.266	9.724	11.500
25-Nov-12	8.038	9.499	11.500
25-Dec-12	8.220	9.649	11.500
25-Jan-13	7.993	9.426	11.500

Distribution Date	25% PPC	50% PPC	75% PPC	100% PPC
25-Feb-13	7.971	9.390	11.500
25-Mar-13	8.613	10.033	11.500
25-Apr-13	7.929	10.231	11.500
25-May-13	18.141	31.742	11.500
25-Jun-13	33.824	8.310
25-Jul-13	8.253	19.405
25-Aug-13	8.109	24.999
25-Sep-13	8.113	30.565
25-Oct-13	8.389	42.420
25-Nov-13	8.123	68.086
25-Dec-13	8.295	306.018
25-Jan-14	7.500
25-Feb-14	7.508
25-Mar-14	8.322
25-Apr-14	7.525
25-May-14	7.785
25-Jun-14	7.542
25-Jul-14	7.804
25-Aug-14	7.562
25-Sep-14	7.571
25-Oct-14	7.835
25-Nov-14	7.593
25-Dec-14	7.857
25-Jan-15	7.615
25-Feb-15	7.627
25-Mar-15	8.458
25-Apr-15	7.652
25-May-15	7.921
25-Jun-15	7.678
25-Jul-15	7.949
25-Aug-15	7.706
25-Sep-15	7.721
25-Oct-15	7.994
25-Nov-15	7.752
25-Dec-15	8.027
25-Jan-16	7.784
25-Feb-16	7.801
25-Mar-16	8.358
25-Apr-16	7.837
25-May-16	8.118
25-Jun-16	190.245

1.

Assumes 1-Month LIBOR, Six Month Libor, 1-Year Libor, and 1-Year CMT are all held constant at 11.39% (Rate Cap ceiling minus applicable margin)

2.

Any available funds cap rate greater than 11.500% represents repayment of basis risk shortfall amounts from amounts received in respect of the related Yield Maintenance Agreement.

3.

Available Funds Cap equals a) the interest paid out to the Class A-3 Certificates divided by b) the Class A-3 balance multiplied by 360 and divided by the number of actual days in the related accrual period.

Class A-5 Available Funds Cap(1)(2)(3)

Distribution Date	25% PPC	50% PPC	75% PPC	100% PPC
25-Aug-06	5.519	5.519	5.519	5.519
25-Sep-06	11.500	11.500	11.500	11.500
25-Oct-06	11.500	11.500	11.500	11.500
25-Nov-06	11.500	11.500	11.500	11.500
25-Dec-06	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500
25-Apr-08	11.500	11.500	11.500	11.500
25-May-08	11.500	11.500	11.500	11.500
25-Jun-08	11.500	11.500	11.500	11.500
25-Jul-08	11.500	11.500	11.500	11.500
25-Aug-08	11.500	11.500	11.500	11.500
25-Sep-08	11.500	11.500	11.500	11.500
25-Oct-08	11.500	11.500	11.500	11.500
25-Nov-08	11.500	11.500	11.500	11.500
25-Dec-08	11.500	11.500	11.500	11.500
25-Jan-09	11.500	11.500	11.500	11.500
25-Feb-09	11.500	11.500	11.500	11.500
25-Mar-09	11.500	11.500	11.500	11.500
25-Apr-09	11.500	11.500	11.500	11.500
25-May-09	11.434	11.489	11.500	11.500
25-Jun-09	11.292	11.434	11.500	11.500
25-Jul-09	11.179	11.386	11.500	11.500
25-Aug-09	11.040	11.282	11.500	11.500
25-Sep-09	10.928	11.196	11.500	11.500
25-Oct-09	10.857	11.150	11.500	11.500
25-Nov-09	10.712	11.007	11.500	11.500
25-Dec-09	10.658	10.969	11.500	11.500
25-Jan-10	10.505	10.809	11.500	11.500
25-Feb-10	10.405	10.709	11.500	11.500
25-Mar-10	10.529	10.864	11.500	11.500
25-Apr-10	10.232	10.531	11.500	11.500
25-May-10	10.235	10.539	11.500	11.500
25-Jun-10	10.083	10.373	11.500	11.500
25-Jul-10	10.097	10.391	11.500	11.500
25-Aug-10	9.940	10.218	11.500	11.500
25-Sep-10	9.865	10.137	11.500	11.500
25-Oct-10	9.889	10.163	11.500	11.500
25-Nov-10	9.719	9.977	11.500	11.500
25-Dec-10	9.753	10.014	11.500	11.500
25-Jan-11	9.579	9.824	11.500	11.500
25-Feb-11	9.511	9.749	11.500	11.500
25-Mar-11	9.818	10.074	11.500	11.500
25-Apr-11	9.380	9.604	11.500	11.500
25-May-11	9.440	9.665	11.500	11.500
25-Jun-11	9.257	9.467	11.500	11.500
25-Jul-11	9.327	9.536	11.500	11.500
25-Aug-11	9.141	9.337	11.500	11.500
25-Sep-11	9.085	9.274	11.500
25-Oct-11	9.167	9.355	11.500
25-Nov-11	8.978	9.153	11.500
25-Dec-11	9.067	9.484	11.500
25-Jan-12	8.876	9.570	11.500
25-Feb-12	8.828	9.511	11.500
25-Mar-12	9.085	9.822	11.500
25-Apr-12	8.734	9.444	11.500
25-May-12	8.841	9.589	11.500
25-Jun-12	8.647	9.390	11.500
25-Jul-12	8.760	9.537	11.500
25-Aug-12	8.564	9.335	11.500
25-Sep-12	8.528	9.308	11.500
25-Oct-12	8.652	9.460	11.500
25-Nov-12	8.457	9.256	11.500
25-Dec-12	8.586	9.409	11.500
25-Jan-13	8.392	9.204	11.500

Distribution Date	25% PPC	50% PPC	75% PPC	100% PPC
25-Feb-13	8.361	9.178	11.500
25-Mar-13	8.865	9.795	11.500
25-Apr-13	8.296	9.901	11.500
25-May-13	14.253	28.351	11.500
25-Jun-13	15.475	8.028
25-Jul-13	7.060	17.594
25-Aug-13	6.882	22.378
25-Sep-13	6.891	27.170
25-Oct-13	7.129	37.402
25-Nov-13	6.908	59.463
25-Dec-13	7.110	264.253
25-Jan-14	6.697
25-Feb-14	6.705
25-Mar-14	7.430
25-Apr-14	6.719
25-May-14	6.950
25-Jun-14	6.733
25-Jul-14	6.965
25-Aug-14	6.748
25-Sep-14	6.756
25-Oct-14	6.989
25-Nov-14	6.771
25-Dec-14	7.005
25-Jan-15	6.787
25-Feb-15	6.795
25-Mar-15	7.531
25-Apr-15	6.811
25-May-15	7.046
25-Jun-15	6.828
25-Jul-15	7.064
25-Aug-15	6.845
25-Sep-15	6.854
25-Oct-15	7.092
25-Nov-15	6.872
25-Dec-15	7.111
25-Jan-16	6.892
25-Feb-16	6.902
25-Mar-16	7.388
25-Apr-16	6.922
25-May-16	7.163
25-Jun-16	84.917

1)

Assumes 1-Month LIBOR, Six Month Libor, 1-Year Libor, and 1-Year CMT are all held constant at 11.35% (Rate Cap ceiling minus applicable margin)

2)

Any available funds cap rate greater than 11.500% represents repayment of basis risk shortfall amounts from amounts received in respect of the related Yield Maintenance Agreement.

3)

Available Funds Cap equals a) the interest paid out to the Class A-5 Certificates divided by b) the Class A-5 balance multiplied by 360 and divided by the number of actual days in the related accrual period.

YIELD MAINTENANCE AGREEMENT SCHEDULES
Class A-3 Yield Maintenance Agreement

Distribution Date	Scheduled Notional Amount ($)	Cap Strike Rate (%) (1)	Rate Cap Ceiling (%)

25-Aug-06	220,000,000.00	6.245	11.500
25-Sep-06	218,265,716.04	6.245	11.500
25-Oct-06	216,153,199.91	6.457	11.500
25-Nov-06	213,668,378.38	6.245	11.500
25-Dec-06	210,818,205.53	6.457	11.500
25-Jan-07	207,610,650.99	6.245	11.500
25-Feb-07	204,054,683.44	6.245	11.500
25-Mar-07	200,160,249.60	6.926	11.500
25-Apr-07	195,938,248.52	6.245	11.500
25-May-07	191,401,002.23	6.457	11.500
25-Jun-07	186,567,659.03	6.245	11.500
25-Jul-07	181,608,385.79	6.457	11.500
25-Aug-07	176,764,021.65	6.245	11.500
25-Sep-07	171,910,089.30	6.245	11.500
25-Oct-07	167,167,147.91	6.457	11.500
25-Nov-07	162,533,288.77	6.245	11.500
25-Dec-07	158,006,635.96	6.457	11.500
25-Jan-08	153,585,345.80	6.245	11.500
25-Feb-08	149,267,606.29	6.245	11.500
25-Mar-08	145,051,636.57	6.683	11.500
25-Apr-08	140,935,686.37	6.245	11.500
25-May-08	136,918,035.51	6.457	11.500
25-Jun-08	132,996,993.36	6.245	11.500
25-Jul-08	129,170,898.36	6.457	11.500
25-Aug-08	125,438,117.49	6.245	11.500
25-Sep-08	121,674,544.53	6.245	11.500
25-Oct-08	118,001,103.36	6.457	11.500
25-Nov-08	114,416,243.72	6.245	11.500
25-Dec-08	110,918,441.99	6.457	11.500
25-Jan-09	107,506,200.72	6.245	11.500
25-Feb-09	104,178,048.20	6.245	11.500
25-Mar-09	100,932,538.03	6.926	11.500
25-Apr-09	97,768,248.64	6.245	11.500
25-May-09	94,683,782.91	6.457	11.500
25-Jun-09	91,677,767.73	6.245	11.500
25-Jul-09	88,748,853.58	6.457	11.500
25-Aug-09	85,895,714.15	6.245	11.500
25-Sep-09	83,229,955.83	6.245	11.500
25-Oct-09	80,633,680.48	6.457	11.500
25-Nov-09	78,105,620.91	6.245	11.500
25-Dec-09	75,644,531.60	6.457	11.500
25-Jan-10	73,249,188.31	6.245	11.500
25-Feb-10	70,918,387.75	6.245	11.500
25-Mar-10	68,749,094.81	6.926	11.500
25-Apr-10	66,956,098.29	6.245	11.500
25-May-10	65,216,418.23	6.457	11.500
25-Jun-10	63,529,075.98	6.245	11.500
25-Jul-10	61,893,110.37	6.457	11.500
25-Aug-10	60,307,577.49	6.245	11.500
25-Sep-10	58,660,047.55	6.245	11.500
25-Oct-10	57,061,266.06	6.457	11.500
25-Nov-10	55,510,336.78	6.245	11.500
25-Dec-10	54,006,379.55	6.457	11.500
25-Jan-11	52,548,530.03	6.245	11.500
25-Feb-11	51,135,939.49	6.246	11.500
25-Mar-11	49,767,774.57	6.926	11.500
25-Apr-11	48,443,217.06	6.246	11.500
25-May-11	47,161,463.65	6.457	11.500
25-Jun-11	45,921,725.76	6.246	11.500
25-Jul-11	44,723,229.29	6.457	11.500
25-Aug-11	43,565,214.41	6.246	11.500
25-Sep-11	42,439,144.84	6.246	11.500
25-Oct-11	41,348,728.17	6.457	11.500
25-Nov-11	40,293,317.69	6.246	11.500
25-Dec-11	39,272,278.66	6.457	11.500
25-Jan-12	38,284,988.06	6.246	11.500
25-Feb-12	37,330,834.41	6.246	11.500
25-Mar-12	36,409,217.58	6.684	11.500

Distribution Date	Scheduled Notional Amount ($)	Cap Strike Rate (%) (1)	Rate Cap Ceiling (%)

25-Apr-12	35,519,548.60	6.246	11.500
25-May-12	34,661,249.47	6.458	11.500
25-Jun-12	33,833,752.95	6.246	11.500
25-Jul-12	33,036,502.44	6.458	11.500
25-Aug-12	32,268,951.73	6.246	11.500
25-Sep-12	31,570,235.12	6.246	11.500
25-Oct-12	30,898,373.39	6.458	11.500
25-Nov-12	30,252,904.26	6.246	11.500
25-Dec-12	29,633,373.40	6.458	11.500
25-Jan-13	29,039,334.28	6.246	11.500
25-Feb-13	28,470,348.06	6.246	11.500
25-Mar-13	27,925,983.43	6.927	11.500
25-Apr-13	27,317,974.48	6.246	11.500
25-May-13	24,735,573.41	6.455	11.500

1. The strike rate is calculated by subtracting the margin of the Class A-3 Certificate from the Net WAC Rate using a prepayment assumption of 75% PPC.

Class A-5 Yield Maintenance Agreement

Distribution Date	Scheduled Notional Amount ($)	Cap Strike Rate (%) (1)	Rate Cap Ceiling (%)
25-Aug-06	100,056,000.00	6.205	11.500
25-Sep-06	100,056,000.00	6.205	11.500
25-Oct-06	100,056,000.00	6.417	11.500
25-Nov-06	100,056,000.00	6.205	11.500
25-Dec-06	100,056,000.00	6.417	11.500
25-Jan-07	100,056,000.00	6.205	11.500
25-Feb-07	100,056,000.00	6.205	11.500
25-Mar-07	100,056,000.00	6.886	11.500
25-Apr-07	100,056,000.00	6.205	11.500
25-May-07	100,056,000.00	6.417	11.500
25-Jun-07	100,056,000.00	6.205	11.500
25-Jul-07	100,056,000.00	6.417	11.500
25-Aug-07	100,056,000.00	6.205	11.500
25-Sep-07	100,056,000.00	6.205	11.500
25-Oct-07	100,056,000.00	6.417	11.500
25-Nov-07	100,056,000.00	6.205	11.500
25-Dec-07	100,056,000.00	6.417	11.500
25-Jan-08	100,056,000.00	6.205	11.500
25-Feb-08	100,056,000.00	6.205	11.500
25-Mar-08	100,056,000.00	6.643	11.500
25-Apr-08	100,056,000.00	6.205	11.500
25-May-08	100,056,000.00	6.417	11.500
25-Jun-08	100,056,000.00	6.205	11.500
25-Jul-08	100,056,000.00	6.417	11.500
25-Aug-08	100,056,000.00	6.205	11.500
25-Sep-08	100,056,000.00	6.205	11.500
25-Oct-08	100,056,000.00	6.417	11.500
25-Nov-08	100,056,000.00	6.205	11.500
25-Dec-08	100,056,000.00	6.417	11.500
25-Jan-09	100,056,000.00	6.205	11.500
25-Feb-09	100,056,000.00	6.205	11.500
25-Mar-09	100,056,000.00	6.886	11.500
25-Apr-09	100,056,000.00	6.205	11.500
25-May-09	98,546,450.87	6.417	11.500
25-Jun-09	95,417,803.94	6.205	11.500
25-Jul-09	92,369,403.40	6.417	11.500
25-Aug-09	89,399,868.85	6.205	11.500
25-Sep-09	86,625,359.71	6.205	11.500
25-Oct-09	83,923,168.13	6.417	11.500
25-Nov-09	81,291,975.22	6.205	11.500
25-Dec-09	78,730,484.65	6.417	11.500
25-Jan-10	76,237,422.24	6.205	11.500
25-Feb-10	73,811,535.61	6.205	11.500
25-Mar-10	71,553,745.38	6.886	11.500
25-Apr-10	69,687,602.75	6.205	11.500
25-May-10	67,876,951.66	6.417	11.500
25-Jun-10	66,120,773.51	6.205	11.500
25-Jul-10	64,418,067.94	6.417	11.500
25-Aug-10	62,767,852.52	6.205	11.500
25-Sep-10	61,053,110.85	6.205	11.500
25-Oct-10	59,389,106.34	6.417	11.500
25-Nov-10	57,774,906.20	6.205	11.500
25-Dec-10	56,209,594.35	6.417	11.500
25-Jan-11	54,692,271.20	6.205	11.500
25-Feb-11	53,222,053.39	6.206	11.500
25-Mar-11	51,798,073.56	6.886	11.500
25-Apr-11	50,419,480.12	6.206	11.500
25-May-11	49,085,437.00	6.417	11.500
25-Jun-11	47,795,123.44	6.206	11.500
25-Jul-11	46,547,733.76	6.417	11.500
25-Aug-11	45,342,477.13	6.206	11.500
25-Sep-11	44,170,469.05	6.206	11.500
25-Oct-11	43,035,568.33	6.417	11.500
25-Nov-11	41,937,101.90	6.206	11.500
25-Dec-11	40,874,409.12	6.417	11.500
25-Jan-12	39,846,841.55	6.206	11.500
25-Feb-12	38,853,762.77	6.206	11.500
25-Mar-12	37,894,548.16	6.644	11.500
25-Apr-12	36,968,584.73	6.206	11.500
25-May-12	36,075,270.89	6.418	11.500
25-Jun-12	35,214,016.28	6.206	11.500
25-Jul-12	34,384,241.58	6.418	11.500
25-Aug-12	33,585,378.29	6.206	11.500

Distribution Date	Scheduled Notional Amount ($)	Cap Strike Rate (%) (1)	Rate Cap Ceiling (%)

25-Sep-12	32,858,157.21	6.206	11.500
25-Oct-12	32,158,886.58	6.418	11.500
25-Nov-12	31,487,085.24	6.206	11.500
25-Dec-12	30,842,280.34	6.418	11.500
25-Jan-13	30,224,007.12	6.206	11.500
25-Feb-13	29,631,808.85	6.206	11.500
25-Mar-13	29,065,236.62	6.887	11.500
25-Apr-13	28,432,423.66	6.206	11.500
25-May-13	25,744,672.37	6.415	11.500

1. The strike rate is calculated by subtracting the margin of the Class A-5 Certificate from the Net WAC Rate using a prepayment assumption of 75% PPC.

Excess Interest (1) (2)

Distribution Date	Excess Interset
25-Aug-06	0.97%
25-Sep-06	0.70%
25-Oct-06	0.76%
25-Nov-06	0.70%
25-Dec-06	0.76%
25-Jan-07	0.70%
25-Feb-07	0.70%
25-Mar-07	0.88%
25-Apr-07	0.69%
25-May-07	0.76%
25-Jun-07	0.69%
25-Jul-07	0.75%
25-Aug-07	0.69%
25-Sep-07	0.69%
25-Oct-07	0.75%
25-Nov-07	0.68%
25-Dec-07	0.74%
25-Jan-08	0.68%
25-Feb-08	0.68%
25-Mar-08	0.80%
25-Apr-08	0.68%
25-May-08	0.74%
25-Jun-08	0.67%
25-Jul-08	0.73%
25-Aug-08	0.67%
25-Sep-08	0.67%
25-Oct-08	0.72%
25-Nov-08	0.66%
25-Dec-08	0.71%
25-Jan-09	0.65%
25-Feb-09	0.65%
25-Mar-09	0.78%
25-Apr-09	0.64%
25-May-09	0.68%
25-Jun-09	0.64%
25-Jul-09	0.67%
25-Aug-09	0.63%
25-Sep-09	0.62%
25-Oct-09	0.65%
25-Nov-09	0.61%
25-Dec-09	0.63%
25-Jan-10	0.60%
25-Feb-10	0.59%
25-Mar-10	0.66%
25-Apr-10	0.58%
25-May-10	0.60%
25-Jun-10	0.57%
25-Jul-10	0.59%
25-Aug-10	0.56%
25-Sep-10	0.56%
25-Oct-10	0.56%
25-Nov-10	0.54%
25-Dec-10	0.55%
25-Jan-11	0.53%
25-Feb-11	0.52%
25-Mar-11	0.54%
25-Apr-11	0.51%
25-May-11	0.51%
25-Jun-11	0.50%
25-Jul-11	0.49%
25-Aug-11	0.49%
25-Sep-11	0.49%
25-Oct-11	0.49%
25-Nov-11	0.49%
25-Dec-11	0.49%
25-Jan-12	0.49%
25-Feb-12	0.49%
25-Mar-12	0.49%
25-Apr-12	0.50%
25-May-12	0.50%
25-Jun-12	0.50%
25-Jul-12	0.50%
25-Aug-12	0.50%
25-Sep-12	0.50%
25-Oct-12	0.50%
25-Nov-12	0.50%
25-Dec-12	0.51%
25-Jan-13	0.51%
25-Feb-13	0.51%
25-Mar-13	0.51%
25-Apr-13	0.51%
25-May-13	0.51%

1. Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) the Mortgage Loans prepay at a speed of 100% PPC.

2. Excess Interest for any Distribution Date is equal to (x) the product of (a) 12 and (b) interest remaining after payment of current interest, divided by (B) the aggregate principal balance of the Certificates prior to any distributions of principal on such Distribution Date.